Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Begins Trading on OTC Pink Markets

HOUSTON, April 28, 2020 – Diamond Offshore Drilling, Inc. (the “Company”) today announced that the Company’s common stock has begun trading on the OTC Pink markets under the symbol “DOFSQ.”

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com.